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                                                                   Exhibit 10.18
                                   FORM OF
                             KEY EMPLOYEE AGREEMENT


         THIS KEY EMPLOYEE AGREEMENT, dated as of the _____ day of _____________, 1997, is by and between VERITAS Software Corporation, a Delaware corporation ("VERITAS DELAWARE"), VERITAS Software Corporation, a California corporation ("VERITAS CALIFORNIA") (VERITAS Delaware and VERITAS California may be referred to herein collectively as the "COMPANY") and Jay A. Jones (the "EMPLOYEE").


                                    RECITALS

         A. Employee is employed as an officer of OpenVision Technologies, Inc. ("OPENVISION");

         B. OpenVision, VERITAS Delaware and VERITAS California have entered into an Agreement and Plan of Reorganization dated as of January 13, 1997 (the "REORGANIZATION AGREEMENT"), pursuant to which a wholly-owned subsidiary of VERITAS Delaware will be merged with and into OpenVision; and

         C. The Company and Employee wish to enter into this Key Employee Agreement relating to Employee's contemplated employment with the Company.

         NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties hereto as follows:

         1.      EMPLOYMENT.

                 (a) Duties. The Company agrees to employ Employee as Vice President, General Counsel and Secretary of the Company, and Employee agrees to perform such reasonable responsibilities and duties as may be required of him by the Company; provided, however, that such responsibilities and duties shall be substantially comparable to those held by Employee at OpenVision prior to the Merger, except that Employee shall not perform human resources functions with the Company. During the Employment Term (as defined in subsection (b) below), Employee shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote his full business time, attention and energy thereto.

                 (b) Term. The term of Employee's employment under this Agreement (the "EMPLOYMENT TERM") shall commence on the Effective Time (as defined in the Reorganization Agreement) and shall terminate on the first anniversary of the Effective Time (the "FIRST ANNIVERSARY"). At the end of the Employment Term, Employee's employment with the Company shall become "at-will," as defined under applicable law.

                 (c) Place of Employment. During the Employment Term, Employee shall render his services at the principal executive offices of the Company. Employee shall do such traveling as shall be
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reasonably necessary in connection with his duties and responsibilities hereunder; provided, however, that Employee shall be reimbursed for all reasonable expenses.

         2.      COMPENSATION AND BENEFITS.

                 (a) Base Compensation. The Company shall pay Employee as compensation for his services a base salary at the annualized rate of $____________, along with such performance bonus amounts as the Chief Executive Officer or Board of Directors of the Company (the "BOARD") shall authorize, in its discretion, from time to time. Such salary shall be reviewed at least annually and shall be increased from time to time subject to accomplishment of such performance and contribution goals and objectives as may be established from time to time by the Board. Such salary shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal Company payroll practices. The annual compensation (excluding bonus amounts) specified in this Section 2(a), together with any increases in such compensation that the Board may grant from time to time, is referred to in this Agreement as "BASE COMPENSATION."

                 (b) Option. Effective with the commencement of the Employment Term, the Company shall grant Employee an incentive stock option (the "NEW OPTION") to purchase __________ shares of the Company's Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the Nasdaq National Market as of the date of the Effective Time. The New Option shall be granted under the Company's 1993 Equity Incentive Plan (the "PLAN") and shall be subject to the provisions of the Plan. Except as provided in Section 3(a) below, the New Option shall vest ratably on a [monthly/quarterly/yearly] basis from the Effective Time through
_______________.

                 (c) Relocation Expense Reimbursement. The Company will reimburse Employee for the following costs (up to a maximum of $41,000) (the "RELOCATION EXPENSES"):

                          (i) Selling Employee's old house (commissions, closing costs, inspections, title insurance, etc.).

                          (ii) Buying Employee's new house (closing costs, inspections, title insurance, etc.)

                          (iii) Moving household furnishings and personal effects.

                          (iv) Temporary rental housing in the Mountain View area.

                          (v) Mortgage costs of Employee's old house if and after Employee purchases a new house before Employee's old house has been sold.

                          (vi)    Wages for a nanny during the transition
                                  period.





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                          Employee shall furnish the Company with evidence of
such Relocation Expenses within a reasonable period of time from the date that they were incurred. In the event of Employee's voluntary resignation not resulting from an Involuntary Termination prior to the First Anniversary, Employee shall be obligated to repay that portion of the Relocation Expenses determined by multiplying the total amount of Relocation Expenses by a fraction, the numerator of which is the number of whole months remaining in the Employment Term at the time of such resignation and the denominator of which is twelve (12).

                 (d) Relocation Loan. The Company shall provide Employee with a loan in the amount of up to $200,000 at the lowest interest rate allowable by law such that Employee will not recognize imputed income, as determined by Employee (the "LOAN"), for the purpose of Employee's acquisition of a new principal residence. The Loan shall be due the earlier of (i) two (2) years from the Effective Time or (ii) six (6) months following Employee's voluntary resignation not resulting from an Involuntary Termination. The Loan shall be secured by 9,000 shares of the Company's Common Stock that Employee will hold at the Effective Time.

                 (e) Employee Benefits. Employee shall be eligible to participate in Employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

         3.      SEVERANCE PAYMENTS.

                 (a) Termination Prior to First Anniversary. If, prior to the First Anniversary, Employee's employment terminates as a result of an Involuntary Termination, then Employee shall receive the following severance benefits from the Company:

                          (i)     Severance Payment.  A cash payment in an
amount equal to the sum of (i) fifty percent (50%) of Employee's Base Compensation and (ii) fifty percent (50%) of Employee's maximum target bonus for the year in which such termination occurs;

                          (ii)    Continued Employee Benefits.  Health, dental
and life insurance coverage at the same level of coverage and with the same percentage of Company-paid coverage as was provided to Employee immediately prior to the Involuntary Termination (the "COMPANY- PAID COVERAGE"). If such coverage included Employee's dependents immediately prior to the Involuntary Termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) six months from the date of termination or (ii) the date that Employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide Employee and his dependents with comparable benefits and levels of coverage. For purposes of Title X





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of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates; and

                          (iii)   Consulting Relationship.  The Company agrees
to retain Employee as a consultant to the Company for the period commencing with the date of the Involuntary Termination and ending six months thereafter (the "CONSULTING PERIOD"). During the Consulting Period, Employee shall report to the president of the Company and shall be available to perform consulting services for the Company; provided, however, that the Company shall not require Employee to perform services for more than thirty-two (32) hours in any one month during the Consulting Period. All stock options and restricted stock held by Employee shall continue to vest through the Consulting Period, and all such stock options shall remain exercisable for three months following the Consulting Period. Any incentive stock options held by Employee shall automatically convert into nonstatutory stock options three months and one day following the date of the Involuntary Termination, to the extent required by law.

                 (b) Other Termination. In the event: (i) Employee's employment terminates by reason of Employee's voluntary resignation not resulting from an Involuntary Termination; or (ii) the Company terminates Employee's employment after the First Anniversary; Employee shall not be entitled to receive any severance under Section 3(a) hereof or any other benefits except for those (if any) as may then be established under the Company's then-existing severance and benefits plans and policies at the time of such termination.

         4.      DEFINITIONS.  As used herein, the term

                 (a) Involuntary Termination. "INVOLUNTARY TERMINATION" shall mean (i) without Employee's express written consent, the significant reduction of Employee's duties, authority or responsibilities, relative to Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; (ii) without Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which Employee was entitled immediately prior to such reduction with the result that Employee's overall benefits package is significantly reduced; (v) the relocation of Employee to a facility or a location more than fifty (50) miles from Employee's then present location, without Employee's express written consent; (vi) any purported termination of Employee by the Company; (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 6(a) below; or (viii) any act or set of facts or circumstances that would, under California case law or statute, constitute a constructive termination of Employee.

         5. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, (i) if to Employee, at





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the home address that he most recently communicated to the Company in writing;
and (ii) if to the Company, at the Company's principal executive offices to the Chief Executive Officer's attention; or (iii) to such other address as any party hereto may designate by notice given as herein provided.

         6.      SUCCESSORS.

                 (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "COMPANY" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

                 (b) Employee's Successors. The terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         7. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that state.

         8. NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

         9. SEPARABILITY. In the event that any provision or provisions of this Agreement is held to be invalid or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.

         10. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         11. AMENDMENTS. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.





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         12.     MERGER.  In the event of a termination of the Reorganization
Agreement pursuant to Section 9 thereof, the parties' obligations hereunder shall terminate effective as of the effective date of the termination of the Reorganization Agreement.

         13. ATTORNEY FEES, COSTS AND EXPENSES. The Company shall promptly reimburse Employee, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by Employee in connection with any action brought by Employee to enforce his rights hereunder. In the event Employee is not the prevailing party, determined without regard to whether or not the action results in a final judgment, Employee shall repay such reimbursements.

         14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         15. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Key Employee
Agreement as of the date first written above.


                                       VERITAS SOFTWARE CORPORATION,
                                       A DELAWARE CORPORATION

                                       _________________________________
                                       Signature of Authorized Signatory

                                       _________________________________
                                       Print Name and Title


                                       VERITAS SOFTWARE CORPORATION,
                                       A CALIFORNIA CORPORATION

                                       _________________________________
                                       Signature of Authorized Signatory

                                       _________________________________
                                       Print Name and Title


                                       EMPLOYEE:


                                       _________________________________
                                       Jay A. Jones





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